UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2019

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15115 Park Row Blvd, Suite 300 Houston, Texas		77084-4947
(Address of principal executive offices)		(Zip Code)

(281) 674-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On February 13, 2019, RigNet, Inc. (the “Company”), as borrower, and subsidiaries of the Company party thereto, as guarantors, entered into a First Amendment (the “First Amendment”) to the Company’s Third Amended and Restated Credit Agreement dated as of November 6, 2017 (as amended from time to time, the “Credit Agreement”) with the financial institutions party thereto, as lenders, and Bank of America, N.A., as administrative agent for the lenders.

Pursuant to the First Amendment, (i) the Company will refinance $30.0 million of its outstanding draws under its existing $85.0 million revolving credit facility (“RCF”) with a new $30.0 million term out loan facility (the “Term Out Loan”), which will bear the same interest rate as the Company’s existing $15.0 million term loan facility (the “Term Loan”) and the RCF as amended by the First Amendment, with interest payable monthly and principal installments of $1.5 million under the Term Out Loan due quarterly beginning June 30, 2019, and the balance of the Term Out Loan due April 6, 2021, (ii) the Term Loan, Term Out Loan and RCF will bear interest at LIBOR plus a margin ranging from 1.75% to 3.00%, based on a consolidated leverage ratio defined in the Credit Agreement, (iii) the maturity date of the RCF will be extended to April 6, 2021, (iv) a $45.0 million reserve (the “Specified Reserve”) will be established against available amounts under the RCF, which Specified Reserve will be released and available for borrowing if the proceeds of the requested borrowing are being used to pay monetary obligations awarded under the previously disclosed arbitration proceedings involving a dispute with Inmarsat Global Limited pending at the International Centre for Dispute Resolution (the “Inmarsat Dispute”), and (v) the Company’s required consolidated leverage ratio (as defined in the Credit Agreement) will be amended to provide that the Company must continue to maintain a consolidated leverage ratio of less than or equal to 2.75 to 1.0, provided that, automatically upon the Company’s notice to the administrative agent (the “Inmarsat Dispute Payment Notice”) that the Company has made an irrevocable payment in full of all monetary obligations under the Inmarsat Dispute and verification by the administrative agent that such payment was made , the maximum consolidated leverage ratio (A) automatically will increase to 3.25 to 1.00 for four fiscal quarters, commencing with the fiscal quarter in which the Company makes the payment disclosed in the Inmarsat Dispute Payment Notice, (B) immediately following such four fiscal quarters, automatically will decrease to 3.00 to 1.00 for a period of three fiscal quarters, and (C) automatically will decrease to 2.75 to 1.00 for all fiscal quarters thereafter.

As of February 13, 2019, and after giving effect to the First Amendment, the outstanding principal amount of the Term Loan was $10.0 million, the outstanding principal amount of the Term Out Loan was $30.0 million, and the outstanding draws on the RCF were $37,150,000 with available amounts under the RCF subject to the Specified Reserve.

The foregoing description of the First Amendment is not complete and is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 of this Current Report on Form 8-K is also responsive to Item 2.03 of this Current Report on Form 8-K and is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

10.1	First Amendment to Third Amended and Restated Credit Agreement, dated as of February 13, 2019, among RigNet, Inc., as Borrower, the Subsidiaries of RigNet, Inc. party thereto as Guarantors, Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, and the Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2019

RIGNET, INC.

By:	/s/ Brad Eastman
Brad Eastman
Senior Vice President & General Counsel

3